Exhibit 10.21

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment dated this 8th day of March, 2004, covers the Employment Agreement dated November 1, 2002 between Edelbrock Corporation, a Delaware corporation (“Edelbrock”) and Aristedes Feles (“Employee”).

Section 3.     Term and Termination

3.1	Employee’s term of employment shall be amended to cover the period October 31, 2005 through June 30, 2009.

All other provisions of the November 1, 2002 Agreement shall remain unchanged and be in full force and effect.

EMPLOYEE

/s/ Aristedes Feles
Aristedes Feles

EDELBROCK CORPORATION

By:	/s/ O. Victor Edelbrock Jr.

Its:	President & C.E.O.